EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61866, No. 33-71966, and No. 333-01200) pertaining to the 1992 and
1991 Stock Option Plans of Ultralife Batteries, Inc. and Subsidiary of our report dated August 31, 1995, with respect to the 1995 consolidated financial statements and schedule of Ultralife Batteries, Inc. and Subsidiary included in the Annual Report (Form 10-K) for the year ended June 30, 1997.

                                                   /s/ ERNST & YOUNG LLP

October 7, 1997